Exhibit 24
POWER OF ATTORNEY FOR ANNUAL REPORT ON FORM 10-K
Each of the undersigned directors of Associated Banc-Corp (the “Corporation”) hereby designates and appoints Randall J. Erickson and Laura Skilton Verhoff, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead to sign for the undersigned and in the undersigned’s name in the capacity as a director of the Corporation in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025, and to file the same, with all exhibits thereto, other documents in connection therewith, and any amendments to any of the foregoing, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the undersigned’s substitute, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney for Annual Report on Form 10-K, on one or more counterparts, as of the 27th day of January 2026.

/s/ R. Jay Gerken	/s/ Gale E. Klappa
R. Jay Gerken	Gale E. Klappa

/s/ Judith P. Greffin	/s/ Kristen M. Ludgate
Judith P. Greffin	Kristen M. Ludgate

/s/ Michael J. Haddad	/s/ Cory L. Nettles
Michael J. Hadddad	Cory L. Nettles

/s/ Andrew J. Harmening	/s/ Owen J. Sullivan
Andrew J. Harmening	Owen J. Sullivan

/s/ Robert A Jeffe	/s/ Karen T. van Lith
Robert A. Jeffe	Karen T. van Lith

/s/ Rodney Jones-Tyson	/s/ John (Jay) B. Williams
Rodney Jones-Tyson	John (Jay) B. Williams

/s/ Eileen A. Kamerick
Eileen A. Kamerick